As filed with the Securities and Exchange Commission on March 19, 2010

Registration No. 333 -163333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAZZ PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0563787
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce C. Cozadd

Chairman and Chief Executive Officer

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carol A. Gamble, Esq.	Suzanne Sawochka Hooper, Esq.
Philip J. Honerkamp, Esq.	Chadwick L. Mills, Esq.
Jazz Pharmaceuticals, Inc.	Cooley Godward Kronish LLP
3180 Porter Drive	Five Palo Alto Square
Palo Alto, CA 94304	3000 El Camino Real
(650) 496-3777	Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-163333), which was declared effective on December 30, 2009. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE

On November 25, 2009, the registrant filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-1 (Registration No. 333-163333), which was amended by Pre-Effective Amendment No. 1 to Form S-1 filed with the Commission on December 23, 2009, and declared effective by the Commission on December 30, 2009 (as amended, the “Form S-1”), to register for resale by the selling stockholder named in the prospectus up to 3,946,727 shares of the registrant’s common stock, $0.0001 par value, including 220,000 shares issuable upon the exercise of a warrant.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

All filing fees payable in connection with the registration of the shares of the common stock covered by the Form S-1 were paid by the registrant at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 19, 2010

PROSPECTUS

3,946,727 Shares

Common Stock

This prospectus relates to the disposition from time to time of up to 3,946,727 shares of our common stock that we may issue to the selling stockholder listed in the section beginning on page 9 of this prospectus. The shares of common stock offered under this prospectus by the selling stockholder are issuable to Kingsbridge Capital Limited, or Kingsbridge, pursuant to a common stock purchase agreement between Jazz Pharmaceuticals, Inc. and Kingsbridge, dated May 7, 2008, as amended, and a warrant we issued to Kingsbridge on that date. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. The registration statement of which this prospectus is a part registers approximately 76% of the 4,922,064 total shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge, or 3,726,727 shares. The registration statement of which this prospectus is a part also registers all of the 220,000 shares of our common stock issuable upon exercise of the warrant we issued to Kingsbridge. We may file one or more registration statements covering the resale of the additional 1,195,337 shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part.

The selling stockholder may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 10 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “JAZZ.” On March 12, 2010, the last reported sale price of our common stock on The NASDAQ Global Market was $11.35.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” contained in this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, the selling stockholder may from time to time, in one or more offerings, sell the common stock described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the common stock being offered.

i

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus (as supplemented and amended), including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus, before making an investment decision.

Jazz Pharmaceuticals, Inc.

Overview

We are a specialty pharmaceutical company that, since our inception, has focused on the development and commercialization of pharmaceutical products to meet important unmet medical needs in neurology and psychiatry. With our JZP-6 product candidate for the treatment of fibromyalgia, for which a new drug application, or NDA, was accepted for filing by the U.S. Food and Drug Administration, or FDA, in February 2010, we expanded our development activities to include rheumatology and pain management. We currently market two products: Xyrem (sodium oxybate) for the treatment of both cataplexy and excessive daytime sleepiness in patients with narcolepsy; and Luvox CR (fluvoxamine maleate) for the treatment of both obsessive compulsive disorder and social anxiety disorder. We are building a portfolio of products through a combination of internal development, acquisition and in-licensing activities, and we utilize our specialty sales force to promote our products in our target markets.

Our marketed products and late-stage product candidate are:

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Xyrem® (sodium oxybate) oral solution. Xyrem is the only product approved by the FDA for the treatment of both excessive daytime sleepiness and cataplexy in patients with narcolepsy. Narcolepsy is a chronic neurologic disorder caused by the brain’s inability to regulate sleep-wake cycles. We promote Xyrem in the United States for its FDA-approved indications to sleep specialists, neurologists, pulmonologists and psychiatrists through our specialty sales force. We have licensed the rights to commercialize Xyrem in 54 countries outside of the United States to UCB Pharma Limited, or UCB, and in Canada to Valeant Canada Limited, or Valeant. UCB currently markets Xyrem in 14 countries in Europe.

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Luvox CR® (fluvoxamine maleate) Extended-Release Capsules. Once-daily Luvox CR was approved by the FDA for the treatment of both obsessive compulsive disorder and social anxiety disorder in February 2008. We began promoting Luvox CR through our specialty sales force in April 2008. Luvox CR was developed by Solvay Pharmaceuticals, Inc., or Solvay, in collaboration with Elan Pharma International Limited, or Elan. We obtained the exclusive rights to market and distribute Luvox CR in the United States from Solvay in January 2007. Solvay retained the rights to market and distribute Luvox CR outside of the United States.

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JZP-6 (sodium oxybate). We are developing sodium oxybate, the active pharmaceutical ingredient in Xyrem, for the treatment of fibromyalgia. Our NDA for JZP-6 was accepted for filing by the FDA in February 2010. If our NDA is approved by the FDA, we expect to market JZP-6 in the United States to physicians who treat fibromyalgia patients, through an expanded specialty sales force and/or in partnership with third parties. We have licensed to UCB the commercialization rights to JZP-6 in 54 countries outside of the United States in exchange for development funding, commercial milestones and royalties.

Our other product candidates in clinical development are oral tablet forms of sodium oxybate; JZP-8 (intranasal clonazepam), being developed for the treatment of recurrent acute repetitive seizures in epilepsy patients who continue to have seizures while on stable anti-epileptic regimens; JZP-4 (elpetrigine), being developed for the treatment of epilepsy and bipolar disorder; and JZP-7 (ropinirole gel), being developed for the treatment of restless legs syndrome. We are actively seeking development partners for JZP-4, JZP-7 and JZP-8, and we do not anticipate significant spending on these programs in the near term until we obtain a partner or otherwise obtain additional funding.

Corporate Information

We were incorporated in California in March 2003, and we reincorporated in Delaware in January 2004. Our principal executive office is located at 3180 Porter Drive, Palo Alto, California 94304. Our telephone number is (650) 496-3777. Our website address is www.jazzpharmaceuticals.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “Jazz Pharmaceuticals,” “we,” “us” and “our” refer to Jazz Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries. We own or have rights to various copyrights, trademarks, and trade names used in our business, including the following: Jazz Pharmaceuticals ®; Xyrem ® (sodium oxybate) oral solution; Luvox CR ® (fluvoxamine maleate) Extended-Release Capsules; and Luvox ®(fluvoxamine). All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

Committed Equity Financing Facility With Kingsbridge

On May 7, 2008, we entered into a committed equity financing facility, or CEFF, with Kingsbridge Capital Limited, or Kingsbridge, pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $75.0 million of our common stock. In connection with the CEFF, we entered into a common stock purchase agreement and registration rights agreement with Kingsbridge, both dated May 7, 2008, and on that date we also issued a warrant to Kingsbridge to purchase up to 220,000 shares of our common stock originally having an exercise price of $11.20 per share. This warrant is exercisable at any time in whole or in part until November 7, 2013. On November 20, 2009, we entered into an amendment agreement pursuant to which we and Kingsbridge amended certain of the terms of the CEFF and reduced the exercise price of the warrant from $11.20 to $9.20 per share. The following is a summary of the CEFF and the warrant we issued to Kingsbridge, in each case as amended by the November 2009 amendment agreement.

The common stock purchase agreement entitles us to sell and obligates Kingsbridge to purchase, from time to time over a period of three years, shares of our common stock for cash consideration up to an aggregate of $75.0 million, subject to certain conditions and restrictions. The shares of common stock that may be issued to Kingsbridge under the common stock purchase agreement and the warrant will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to the registration rights agreement, as amended, we have filed a registration statement, of which this prospectus is a part, covering the possible resale by Kingsbridge of up to 3,726,727 shares that we may issue to Kingsbridge under the common stock purchase agreement and all of the shares issuable upon exercise of the warrant. Through this prospectus, the selling stockholder may offer to the public for resale shares of our common stock that we may issue to Kingsbridge pursuant to the common stock purchase agreement, or that Kingsbridge may acquire upon exercise of the warrant.

The registration statement of which this prospectus is a part registers approximately 76% of the 4,922,064 total shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge, or 3,726,727 shares, and all of the 220,000 shares of our common stock issuable upon exercise of the warrant we issued to Kingsbridge. We may file one or more registration statements covering the resale of the additional 1,195,337 shares of our common stock issuable pursuant to the common stock purchase agreement with Kingsbridge beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part.

For a period of 36 months from the first trading day following the effectiveness of the registration statement of which this prospectus is a part, we may, from time to time, at our sole discretion, and subject to certain conditions that we must satisfy, draw down funds under the CEFF by selling shares of our common stock to Kingsbridge. The purchase price of these shares will be at a discount of up to 9.5% percent from the volume weighted average price of our common stock for each of the eight trading days following our election to sell shares, or “draw down” under the CEFF. The discount on each of these eight trading days will be determined as follows:

VWAP*	PERCENT OF VWAP	(APPLICABLE DISCOUNT)
Equal to or greater than $2.50 but less than $6.75	90.5%	(9.5)%
Equal to or greater than $6.75 but less than $8.00	91.0%	(9.0)%
Equal to or greater than $8.00 but less than $12.00	92.0%	(8.0)%
Equal to or greater than $12.00 but less than $15.00	93.0%	(7.0)%
Equal to or greater than $15.00 but less than $17.50	94.0%	(6.0)%
Equal to or greater than $17.50	95.0%	(5.0)%

*	As set forth in the common stock purchase agreement, “VWAP” means the volume weighted average price (the aggregate sales price of all trades of our common stock during each trading day divided by the total number of shares of common stock traded during that trading day) of our common stock during any trading day as reported by Bloomberg L.P. using the AQR function. The VWAP and corresponding discount will be determined for each of the eight trading days during a draw down pricing period.

During the eight trading day pricing period for a draw down, if the VWAP for any one trading day is less than the greater of (i) $2.50 or (ii) 90% of the closing price of our common stock on the trading day immediately preceding the beginning of the draw down pricing period, the VWAP for that trading day will not be used in calculating the number of shares to be issued in connection with that draw down, and the draw down amount for that pricing period will be reduced by one-eighth of the draw down amount initially specified. In addition, if trading in our common stock is suspended for any reason for more than three consecutive or non-consecutive hours during any trading day during a draw down pricing period, that trading day will not be used in calculating the number of shares to be issued in connection with that draw down, and the draw down amount for that pricing period will be reduced by one-eighth of the draw down amount initially specified.

The maximum number of shares of common stock that we can issue pursuant to the CEFF is 4,922,064 shares. An additional 220,000 shares of common stock are issuable if Kingsbridge exercises the warrant that we issued to it in connection with Kingsbridge’s entry into the CEFF. We intend to exercise our right to draw down amounts under the CEFF, if and to the extent available, at such times as we have a need for additional capital and when we believe that sales of stock under the CEFF provide an appropriate means of raising capital.

Our ability to require Kingsbridge to purchase our common stock is subject to various limitations. We can make draw downs to a maximum of, at our option, the greater of (i) 2.0% of our market capitalization at the time of the commencement of the draw down pricing period or (ii) the lesser of (A) 3.75% of our market capitalization at the time of the commencement of the draw down pricing period or (B) a number of shares determined by a formula based in part on the average trading volume and trading price of our common stock prior to the date of the draw down notice issued by us with respect to that pricing period; provided, however, that in no event can we require Kingsbridge to purchase shares in any draw down pricing period having an aggregate purchase price in excess of $25.0 million. Unless we and Kingsbridge agree otherwise, a minimum of three trading days must elapse between the expiration of any draw down pricing period and the beginning of the next succeeding draw down pricing period.

During the term of the CEFF, without the prior written consent of Kingsbridge, we may not issue securities that are, or may become, convertible or exchangeable into shares of common stock where the purchase, conversion or exchange price for that common stock is determined using any floating discount or other post-issuance adjustable discount to the market price of the common stock, including pursuant to an equity line or other financing that is substantially similar to the arrangement provided for in the CEFF.

The issuance of our common stock under the CEFF or upon exercise of the Kingsbridge warrant will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of any such issuance. Although the number of shares of common stock that stockholders presently own will not decrease, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Kingsbridge. If we draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Such issuances will have a dilutive effect and may further decrease our stock price.

Kingsbridge agreed in the common stock purchase agreement that during the term of the CEFF, neither Kingsbridge nor any of its affiliates, nor any entity managed or controlled by it, will (i) enter into, execute, or cause or assist any other person to enter into or execute, any short sale of any of our securities, including our common stock, or (ii) engage, through related parties or otherwise, in derivative transactions directly related to shares of our common stock, except during the term of a draw down pricing period with respect to the shares that Kingsbridge purchased pursuant to the CEFF during that draw down pricing period. Subject to the foregoing restrictions, Kingsbridge has the right during any draw down pricing period to sell shares of our common stock equal in number to the aggregate number of shares of common stock purchased pursuant to the CEFF during that draw down pricing period.

In order for Kingsbridge to be obligated to buy any shares of our common stock pursuant to a draw down, the following conditions, none of which is in the control of Kingsbridge, must be met as of the date we notify Kingsbridge of our election to sell shares to Kingsbridge pursuant to the CEFF, and the date upon which each settlement of the purchase and sale of our common stock occurs with respect to such draw down:

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Each of our representations and warranties in the common stock purchase agreement must be true and correct in all material respects as of the date when made as though made at that time, except for representations and warranties that are expressly made as of a particular date.

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We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the common stock purchase agreement, the registration rights agreement and the warrant to be performed, satisfied or complied with by us.

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We must have complied in all respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the common stock purchase agreement and the consummation of the transactions contemplated by it, except for such failures to comply as would not have a material adverse effect on the business, operations, properties or financial condition of us and our subsidiaries as a whole or prohibit or otherwise interfere with our ability to perform any of our obligations under the common stock purchase agreement, registration rights agreement or warrant.

•	The registration statement, which includes this prospectus, shall have previously become effective and must remain effective.

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We must not have knowledge of any event that could reasonably be expected to have the effect of causing the registration statement applicable to the resale of shares of our common stock by Kingsbridge to be suspended or otherwise ineffective.

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Trading in our common stock must not have been suspended by the Securities and Exchange Commission, or the SEC, the NASDAQ Global Market or the Financial Industry Regulatory Authority and trading in securities generally on the NASDAQ Global Market must not have been suspended or limited.

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No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, endorsed or, to our knowledge, threatened by any court or governmental authority which prohibits the consummation of or would materially modify or delay any of the transactions contemplated by the common stock purchase agreement.

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No action, suit or proceeding before any arbitrator or any governmental authority shall be pending, and, to our knowledge, no investigation by any governmental authority shall be threatened, against us, any of our subsidiaries or any of our or our subsidiaries’ officers, directors or affiliates seeking to enjoin, prevent or change the transactions contemplated by the common stock purchase agreement or seeking material damages in connection with such transactions.

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We must have sufficient shares of common stock, calculated using the closing trade price of the common stock as of the trading day immediately preceding the date we notify Kingsbridge of our election to sell shares to Kingsbridge pursuant to the CEFF, registered under the registration statement to issue and sell such shares in accordance with such draw down.

•	We must not be in default in any material aspect under the warrant we issued to Kingsbridge.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the common stock purchase agreement or that we will be able to draw down any portion of the amount available to us under the CEFF.

The warrant that we issued to Kingsbridge may be exercised for cash or, or under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised. The exercise price and number of shares of common stock issuable upon exercise of the warrant may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, reorganizations, reclassifications, consolidations, mergers or sales of assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable. We may, under certain circumstances involving a failure by Kingsbridge to accept a draw down, have the right to demand the surrender of the warrant (or any remaining portion thereof), shares of common stock issued upon any exercise of the warrant and/or cash proceeds from the sale of any such shares.

We also entered into a registration rights agreement with Kingsbridge. Pursuant to the registration rights agreement, as amended, we have filed a registration statement, which includes this prospectus, with the SEC relating to the resale by Kingsbridge of up to 3,726,727 shares of common stock that may be purchased by Kingsbridge under the common stock purchase agreement and all of the shares that may be issued to Kingsbridge as a result of the exercise of the Kingsbridge warrant. We agreed to use our commercially reasonable efforts to have the registration statement be declared effective by the SEC no later than April 30, 2010 and to ensure that it remains effective for up to one year following the termination of the CEFF. The effectiveness of this registration statement is a condition precedent to our ability to sell common stock to Kingsbridge under the common stock purchase agreement. As described above, we may file one or more registration statements covering the resale of the additional 1,195,337 shares of our common stock that are issuable pursuant to the common stock purchase agreement with Kingsbridge but that are not covered by the registration statement of which this prospectus is a part beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part. These subsequent registration statements are subject to our ability to prepare and file them, may be subject to review and comment by the Staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Kingsbridge under the common stock purchase agreement. We are entitled in certain circumstances, including the existence of certain kinds of material nonpublic information, to deliver a “blackout” notice to Kingsbridge to suspend the use of this prospectus and prohibit Kingsbridge from selling shares under this prospectus for a period of not more than thirty days. If we deliver a blackout notice in the 15 trading days following a settlement of a draw down (or ten trading days if we convert this registration statement from a registration statement on Form S-3 under the Securities Act to a registration statement on Form S-1 under the Securities Act), or if the registration statement of which this prospectus is a part is not effective in circumstances not permitted by the registration rights agreement, then we must pay certain amounts to Kingsbridge (or issue Kingsbridge additional shares in lieu of payment) as liquidated damages.

The foregoing summary of the CEFF does not purport to be complete and is qualified by reference to the common stock purchase agreement, the registration rights agreement, the warrant and the November 2009 amendment agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	future performance from Xyrem and Luvox CR sales efforts;

•	the potential approval by the FDA of our NDA for our JZP-6 product candidate, and the submission and timing of applications for regulatory approval of our JZP-6 product candidate in other countries;

•	our expectations with respect to the potential commercialization of any of our product candidates, including our JZP-6 product candidate;

•	our ability to comply with the agreement governing our senior secured notes due June 24, 2011 on an ongoing basis;

•	development progress and expectations with respect to our product candidates;

•	our expectations regarding our ability to obtain adequate clinical and commercial supplies of our product candidates and products from our single source suppliers and manufacturers; and

•	our estimates regarding our anticipated capital requirements and our need for additional funding.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus and the information incorporated herein by reference as described under the heading “Where You Can Find More Information” in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this prospectus. Any sale of shares by us to Kingsbridge under the common stock purchase agreement or in connection with the exercise of the Kingsbridge warrant will be made pursuant to an exemption from the registration requirements of the Securities Act. We intend to use the proceeds from any sales of our common stock to Kingsbridge for general corporate purposes, including clinical trials, manufacturing and supply activities, sales and marketing activities, milestone payments under current or future agreements with strategic partners, research and development activities, regulatory affairs expenses and general and administrative expenses. The amounts and timing of our actual expenditures will depend on numerous factors, such as the progress of our product development and commercialization efforts and the amount of cash used by our operations. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of shares to Kingsbridge. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Kingsbridge Capital Limited, or Kingsbridge, of shares of common stock that we may issue pursuant to the common stock purchase agreement we entered into with Kingsbridge on May 7, 2008, or upon exercise of the warrant that we issued to Kingsbridge on May 7, 2008, in each case as amended in November 2009. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement we entered into with Kingsbridge on May 7, 2008, as amended in November 2009. For more information on our committed equity financing facility with Kingsbridge, see “Prospectus Summary—Committed Equity Financing Facility With Kingsbridge”

Pursuant to this prospectus, the selling stockholder may from time to time offer, sell or otherwise dispose of any or all of the shares that it acquires under the common stock purchase agreement or upon exercise of the warrant in the manner contemplated under “Plan of Distribution” in this prospectus (as supplemented and amended).

The following table presents information regarding Kingsbridge, as the selling stockholder, and the shares that it may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of March 12, 2010. The number of shares in the column “Number of Shares of Common Stock Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and, except as set forth under the common stock purchase agreement with respect to short sales of our securities and certain derivative transactions as described under “Prospectus Summary—Committed Equity Financing Facility With Kingsbridge,” we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares.

The information set forth below is based upon information obtained from the selling stockholder and upon information in our possession regarding the issuance of the warrant to the selling stockholder pursuant to the common stock purchase agreement. For purposes of the table below, we have assumed that Kingsbridge exercised the warrant in full pursuant to a cash exercise. The information regarding shares to be beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder under this prospectus. The percentage of shares owned prior to and after the offering is based both on 31,535,888 shares of our common stock outstanding as of March 12, 2010, and on the assumption that the 3,726,727 shares of common stock issuable under the common stock purchase agreement with Kingsbridge that we are registering for resale on the registration statement of which this prospectus is a part and all shares of common stock issuable upon exercise of the warrant are outstanding as of that date.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)			Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering(1)
Name of Selling Stockholder	Number		Percent		Number	Percent
Kingsbridge Capital Limited(2)	3,946,727	(3)	11.12%	3,946,727	—	—%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares indicated in the table.
(2)	The business address of Kingsbridge Capital Limited is PO Box 1075, Elizabeth House, 9 Castle Street, St. Helier, Jersey, JE42QP, Channel Islands.
(3)	Consists of 3,726,727 shares of common stock issuable under the common stock purchase agreement we entered into with Kingsbridge on May 7, 2008, and 220,000 shares of common stock issuable upon exercise of the warrant we issued to Kingsbridge on May 7, 2008. For the purposes hereof, we assume the issuance of the 3,946,727 shares of common stock subject to the registration statement of which this prospectus is a part and issuable pursuant to the common stock purchase agreement with Kingsbridge and the warrant we issued to Kingsbridge, but not the remaining 1,195,337 shares of common stock potentially issuable pursuant to the common stock purchase agreement with Kingsbridge. We may file subsequent registration statements covering the resale of these additional shares of common stock beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part. Adam Gurney, Tony Gardner-Hillman and Maria O’Donoghue have shared voting and investment control of the securities held by Kingsbridge.

PLAN OF DISTRIBUTION

We are registering 3,946,727 shares of common stock under this prospectus on behalf of Kingsbridge. Except as described below, to our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of the brokers or market makers that will participate in the sale of the shares.

The selling stockholder may decide not to sell any shares. The selling stockholder may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. Kingsbridge is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Kingsbridge has advised us that it may effect resales of our common stock through any one or more registered broker-dealers. To the extent the selling stockholder may be deemed to be an underwriter, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made over the NASDAQ Global Market, on the over-the-counter market, otherwise, or in a combination of such methods of sale, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

•

a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an over-the-counter distribution in accordance with the rules of NASDAQ;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholder may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from Kingsbridge (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with Kingsbridge to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Kingsbridge, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to Kingsbridge. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the NASDAQ Global Market, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Kingsbridge and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees, as well as certain fees of counsel for the selling stockholder incurred in the preparation and negotiation of the CEFF agreements and amendments thereto, the registration statement of which this prospectus forms a part, and any subsequent registration statements that we may file registering the shares of common stock issuable under the common stock purchase agreement with Kingsbridge. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the Kingsbridge common stock purchase agreement and the registration rights agreement, we have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

VALIDITY OF COMMON STOCK

The validity of the common stock being offered hereby has been passed upon by Carol A. Gamble, our Senior Vice President, General Counsel and Corporate Secretary. As of March 11, 2010, Ms. Gamble beneficially owned 188,466 shares of our common stock, including 169,974 shares of common stock issuable upon the exercise of outstanding options that are exercisable within 60 days of March 11, 2010.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Jazz Pharmaceuticals. The SEC’s Internet site can be found at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-50549):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 4, 2010;

•	our Current Report on Form 8-K filed with the SEC on March 10, 2010; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on May 25, 2007, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, or (ii) after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Jazz Pharmaceuticals, Inc., Attn: Investor Relations, 3180 Porter Drive, Palo Alto, CA 94304, telephone: (650) 496-3777.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commissions, payable by the registrant in connection with the offering of the common stock being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$2,300
Legal fees and expenses	35,000
Accounting fees and expenses	7,500
Printing and miscellaneous expenses	10,000

Total	$54,800

Item 15.	Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These provisions do not limit or eliminate the registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, or DGCL, the registrant’s amended and restated bylaws require the registrant to indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law. The registrant may modify the extent of such indemnification by individual contracts with the registrant’s directors and officers. Further, the registrant may decline to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person, unless such indemnification is expressly required to be made by law, the proceeding was authorized by the registrant’s Board of Directors, such indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under the DGCL or any other applicable law, or otherwise required under the registrant’s amended and restated bylaws.

The registrant has entered into indemnity agreements with each of its directors, executive officers and vice presidents that require it to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the registrant or any of its affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to the registrant or its stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The indemnity agreements with certain of the registrant’s directors further provide that, with respect to a director that is serving on the registrant’s Board of Directors at the direction of a venture or other investment fund or entity, with respect to such indemnitee’s service as a director, officer, employee, agent and/or fiduciary of the registrant, the registrant’s obligations under the indemnity agreement are the primary source of indemnification and advancement, the registrant is required to make all expense advances, and the registrant is liable for all of such indemnitee’s expenses, to the extent required by the indemnity agreement, the registrant’s amended and restated certificate of incorporation and amended and restated bylaws, without regard to any rights the indemnitee may have against the applicable venture or other investment fund or entity, and the registrant irrevocably waives, relinquishes and releases any and all claims against the applicable venture or other investment fund or entity for contribution, subrogation or any other recovery of any kind in connection with the registrant’s obligations under the indemnity agreement. At present, there is no pending litigation or proceeding involving any of the registrant’s directors, officers or employees for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by the registrant.

The registrant has the power to indemnify its other employees and other agents, as permitted by the DGCL or any other applicable law, but the registrant is not required to do so.

The registrant maintains directors’ and officers’ liability insurance. The policy insures the registrant’s directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to any offerings pursuant to this registration statement.

The amended and restated investor rights agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors. In March 2008, the registrant also entered into a registration rights agreement with the purchasers of $40.0 million of senior secured notes that provides for cross-indemnification in connection with registration of the registrant’s common stock underlying warrants on behalf of such purchasers. The common stock purchase agreement and the registration rights agreement the registrant entered into with Kingsbridge Capital Limited in May 2008 provides for cross-indemnification in connection with the registration of the registrant’s common stock on behalf of Kingsbridge and the entering into of the transactions contemplated by the common stock purchase agreement and the registration rights agreement. In addition, the investor rights agreement the registrant entered into with certain investors affiliated with Longitude Capital Partners, LLC in July 2009 provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

Item 16.	Exhibits.

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated as of April 18, 2005, by and among the Registrant, Twist Merger Sub, Inc. and Orphan Medical, Inc.(6)

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	Amended and Restated Bylaws.(2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock Certificate.(3)

4.3A	Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007, by and between the Registrant and the other parties named therein.(4)

4.3B	Waiver and Amendment Agreement, dated as of March 12, 2008, by and between the Registrant and the other parties named therein.(7)

4.3C	Waiver and Amendment Agreement, dated as of May 7, 2008, by and between the Registrant and the other parties named therein.(14)

4.3D	Waiver and Amendment Agreement, dated as of July 6, 2009 by and between the Registrant and the other parties named therein.(20)

4.4A	Form of Series BB Preferred Stock Warrant of the Registrant.(5)

4.4B	Form of Series BB Preferred Stock Warrant of the Registrant, as amended.(8)

4.5A†	Senior Secured Note and Warrant Purchase Agreement, dated as of March 14, 2008, by and among the Registrant, JPI Commercial, LLC and the Purchasers named therein.(9)

4.5B	Form of Senior Secured Tranche A Note of JPI Commercial, LLC.(10)

4.5C	Form of Senior Secured Tranche B Note of JPI Commercial, LLC.(11)

4.5D	Form of Common Stock Warrant of the Registrant.(12)

4.5E†	Registration Rights Agreement, dated as of March 17, 2008, by and between the Registrant and the other parties named therein.(13)

4.5F	Amendment and Waiver Agreement, dated as of November 10, 2009, by and among the Registrant, JPI Commercial, LLC and the other parties named therein.(22)

4.6A	Warrant issued to Kingsbridge Capital Limited, dated May 7, 2008.(15)

4.6B	Registration Rights Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.(16)

4.6C	Amendment Agreement No. 1, dated as of November 20, 2009, by and between the Registrant and Kingsbridge Capital Limited.(23)

4.7	Form of Registered Direct Common Stock Warrant.(17)

4.8	NOL Preservation Lock-Up Agreement, effective as of July 7, 2009, by and between the Registrant and the other parties named therein.(18)

4.9A	Form of Common Stock Warrant of the Registrant issued on July 7, 2009.(19)

4.9B	Investor Rights Agreement, dated July 7, 2009 by and between the Registrant and the other parties named therein.(21)

5.1	Opinion of Registrant’s General Counsel (previously filed with the Registrant’s Form S-1/A filed with the SEC on December 23, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Registrant’s General Counsel.

24.1	Power of Attorney (included in the signature page of Registrant’s Form S-1 filed with the SEC on November 25, 2009).

†	Confidential treatment has been granted for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Incorporated herein by reference to exhibit 3.1 in the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(2)	Incorporated herein by reference to exhibit 3.4 in the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(3)	Incorporated herein by reference to exhibit 4.2 in the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(4)	Incorporated herein by reference to exhibit 4.3A in the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(5)	Incorporated by reference to exhibit 4.6 to the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(6)	Incorporated by reference to exhibit 2.1 in the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(7)	Incorporated herein by reference to exhibit 4.3B in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(8)	Incorporated herein by reference to exhibit 4.4B in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(9)	Incorporated herein by reference to exhibit 4.5A in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(10)	Incorporated herein by reference to exhibit 4.5B in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(11)	Incorporated herein by reference to exhibit 4.5C in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(12)	Incorporated herein by reference to exhibit 4.5D in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(13)	Incorporated herein by reference to exhibit 4.5E in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(14)	Incorporated herein by reference to exhibit 4.3C in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(15)	Incorporated herein by reference to exhibit 4.6A in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(16)	Incorporated herein by reference to exhibit 4.6B in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(17)	Incorporated herein by reference to exhibit 4.7 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 16, 2008.
(18)	Incorporated herein by reference to exhibit 4.8 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 7, 2009.
(19)	Incorporated herein by reference to exhibit 4.9A in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 7, 2009.
(20)	Incorporated herein by reference to exhibit 4.3D in the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2009, as filed with the SEC on August 14, 2009.
(21)	Incorporated herein by reference to exhibit 4.9B in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 7, 2009.

(22)	Incorporated by reference to exhibit 4.5F in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on November 10, 2009.
(23)	Incorporated by reference to exhibit 4.6C in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on November 23, 2009.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 19th day of March, 2010.

JAZZ PHARMACEUTICALS, INC.

By:	/S/ KATHRYN E. FALBERG
Kathryn E. Falberg Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Bruce C. Cozadd	Chairman and Chief Executive Officer (Principal Executive Officer)	March 19, 2010

/S/ KATHRYN E. FALBERG Kathryn E. Falberg	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 19, 2010

/S/ JOAN E. COLLIGAN Joan E. Colligan	Controller and Principal Accounting Officer (Principal Accounting Officer)	March 19, 2010

* Samuel D. Colella	Director	March 19, 2010

* Bryan C. Cressey	Director	March 19, 2010

* Patrick G. Enright	Director	March 19, 2010

* Michael W. Michelson	Director	March 19, 2010

James C. Momtazee	Director

* Robert M. Myers	Director	March 19, 2010

* Kenneth W. O’Keefe	Director	March 19, 2010

* Alan M. Sebulsky	Director	March 19, 2010

* James B. Tananbaum, M.D.	Director	March 19, 2010

Nathaniel M. Zilkha	Director

*By:	/S/ CAROL A. GAMBLE
Carol A. Gamble
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger dated as of April 18, 2005, by and among the Registrant, Twist Merger Sub, Inc. and Orphan Medical, Inc.(6)

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	Amended and Restated Bylaws.(2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock Certificate.(3)

4.3A	Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007, by and between the Registrant and the other parties named therein.(4)

4.3B	Waiver and Amendment Agreement, dated as of March 12, 2008, by and between the Registrant and the other parties named therein.(7)

4.3C	Waiver and Amendment Agreement, dated as of May 7, 2008, by and between the Registrant and the other parties named therein.(14)

4.3D	Waiver and Amendment Agreement, dated as of July 6, 2009 by and between the Registrant and the other parties named therein.(20)

4.4A	Form of Series BB Preferred Stock Warrant of the Registrant.(5)

4.4B	Form of Series BB Preferred Stock Warrant of the Registrant, as amended.(8)

4.5A†	Senior Secured Note and Warrant Purchase Agreement, dated as of March 14, 2008, by and among the Registrant, JPI Commercial, LLC and the Purchasers named therein.(9)

4.5B	Form of Senior Secured Tranche A Note of JPI Commercial, LLC.(10)

4.5C	Form of Senior Secured Tranche B Note of JPI Commercial, LLC.(11)

4.5D	Form of Common Stock Warrant of the Registrant.(12)

4.5E†	Registration Rights Agreement, dated as of March 17, 2008, by and between the Registrant and the other parties named therein.(13)

4.5F	Amendment and Waiver Agreement, dated as of November 10, 2009, by and among the Registrant, JPI Commercial, LLC and the other parties named therein.(22)

4.6A	Warrant issued to Kingsbridge Capital Limited, dated May 7, 2008.(15)

4.6B	Registration Rights Agreement, dated as of May 7, 2008, by and between the Registrant and Kingsbridge Capital Limited.(16)

4.6C	Amendment Agreement No. 1, dated as of November 20, 2009, by and between the Registrant and Kingsbridge Capital Limited.(23)

4.7	Form of Registered Direct Common Stock Warrant.(17)

4.8	NOL Preservation Lock-Up Agreement, effective as of July 7, 2009, by and between the Registrant and the other parties named therein.(18)

4.9A	Form of Common Stock Warrant of the Registrant issued on July 7, 2009.(19)

4.9B	Investor Rights Agreement, dated July 7, 2009 by and between the Registrant and the other parties named therein.(21)

5.1	Opinion of Registrant’s General Counsel (previously filed with the Registrant’s Form S-1/A filed with the SEC on December 23, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Registrant’s General Counsel.

24.1	Power of Attorney (included in the signature page of Registrant’s Form S-1 filed with the SEC on November 25, 2009).

†	Confidential treatment has been granted for portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Incorporated herein by reference to exhibit 3.1 in the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(2)	Incorporated herein by reference to exhibit 3.4 in the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(3)	Incorporated herein by reference to exhibit 4.2 in the Registrant’s registration statement on Form S-1, as amended (File No. 333-141164), as filed with the SEC on May 17, 2007.
(4)	Incorporated herein by reference to exhibit 4.3A in the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2007, as filed with the SEC on August 10, 2007.
(5)	Incorporated by reference to exhibit 4.6 to the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(6)	Incorporated by reference to exhibit 2.1 in the Registrant’s registration statement on Form S-1 (File No. 333-141164), as filed with the SEC on March 9, 2007.
(7)	Incorporated herein by reference to exhibit 4.3B in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(8)	Incorporated herein by reference to exhibit 4.4B in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(9)	Incorporated herein by reference to exhibit 4.5A in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(10)	Incorporated herein by reference to exhibit 4.5B in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(11)	Incorporated herein by reference to exhibit 4.5C in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(12)	Incorporated herein by reference to exhibit 4.5D in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(13)	Incorporated herein by reference to exhibit 4.5E in the Registrant’s annual report on Form 10-K (File No. 001-33500) for the period ended December 31, 2007, as filed with the SEC on March 31, 2008.
(14)	Incorporated herein by reference to exhibit 4.3C in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(15)	Incorporated herein by reference to exhibit 4.6A in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(16)	Incorporated herein by reference to exhibit 4.6B in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on May 9, 2008.
(17)	Incorporated herein by reference to exhibit 4.7 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 16, 2008.
(18)	Incorporated herein by reference to exhibit 4.8 in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 7, 2009.
(19)	Incorporated herein by reference to exhibit 4.9A in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 7, 2009.
(20)	Incorporated herein by reference to exhibit 4.3D in the Registrant’s quarterly report on Form 10-Q (File No. 001-33500) for the period ended June 30, 2009, as filed with the SEC on August 14, 2009.
(21)	Incorporated herein by reference to exhibit 4.9B in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on July 7, 2009.
(22)	Incorporated by reference to exhibit 4.5F in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on November 10, 2009.
(23)	Incorporated by reference to exhibit 4.6C in the Registrant’s current report on Form 8-K (File No. 001-33500), as filed with the SEC on November 23, 2009.